Exhibit 10.22
NEITHER THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.
AMENDMENT TO CONVERTIBLE SECURED PROMISSORY NOTE

$28,250,000	Athens, Greece
August 19, 2009
     This Amendment (the “Amendment”) to Convertible Secured Promissory Note dated as of August 19, 2009 (the “Effective Date”), is entered into by and among Seanergy Maritime Holdings Corp., a corporation organized under the laws of the Republic of the Marshall Islands, as successor to Seanergy Maritime Corp., a corporation organized under the laws of the Republic of the Marshall Islands (“Maker”), and each of the investors set forth on the execution page hereof, or their respective registered assigns (each a “Holder”).
BACKGROUND
WHEREAS, on August 28, 2008 Seanergy Maritime Corp. executed a promissory note in the principal amount of USD$28,250,000 in favour of the Holders (the “Promissory Note”);
WHEREAS, each of the parties hereto wishes to amend the Promissory Note as more fully described below; and
WHEREAS, Seanergy Maritime Corp. has dissolved and Seanergy Maritime Holdings Corp., effective January 27, 2009, being a wholly-owned subsidiary of Seanergy Maritime Corp. became the successor to Seanergy Maritime Corp. and continues to carry on the prior operations of Seanergy Maritime Corp. and assumed the Promissory Note.
NOW THEREFORE, in consideration of the foregoing and for other consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

AGREEMENT
1. The first paragraph of the Promissory Note is hereby deleted in its entirety and in its stead the following is inserted:
“Seanergy Maritime Holdings Corp., a corporation organized under the laws of the Republic of the Marshall Islands (“Maker”), the principal office of which is located at 1-3 Patriarchou Grigoriou Street, 166 74, Glyfada Greece, for value received hereby promises to pay to each of the investors set forth in Schedule 1 attached hereto, or their respective registered assigns (each a “Holder”), the sum set forth opposite such Holder’s name on Schedule 1 attached hereto and all accrued and unpaid interest, as set forth below, on the earlier of (i) August 28, 2010 (the “Maturity Date”) or (ii) five trading days after receipt of the Holder’s written notice to convert all amounts outstanding under of this Note into Maker Common Stock (as hereafter defined) as set forth in Section 5. Except as otherwise set forth herein, payment for all amounts due hereunder shall be made by wire transfer of immediately available funds, in lawful tender of the United States, to an account designated in writing by the Holder.
2. Section 1.1 of the Promissory Note is hereby deleted in its entirety. In addition, all references in the Promissory Note to “the Company” are hereby deleted.
3. Section 5 of the Promissory Note is hereby deleted in its entirety and in its stead the following is inserted:
5. “Conversion.
5.1. Conversion. No later than the Effective Date, the Holder of this Note will have the right, at the Holder’s option, to convert the principal amount of this Note outstanding together with accrued but unpaid interest and the arrangement fee provided for in Section 2.2, in accordance with the provisions of Section 5.3 hereof, in whole but not in part, into a number of fully paid and nonassessable shares of Maker Common Stock (the “Conversion Shares”) equal to the aggregate principal amount of this Note divided by a conversion price equal to the average closing price of the Maker’s Common Stock as quoted on the Nasdaq Global Market for the five trading days commencing on the Effective Date (the “Conversion Price”).
5.2 Conversion Procedure. Before the Holder converts this Note into shares of the Maker Common Stock, it shall surrender this Note at the office of the Maker and shall give written notice by mail, postage prepaid, to the Maker as set forth in Section 13 below, of the election to convert the same pursuant to Section 5.1, and the amount of the Note being converted, if less than all. The Maker shall, as soon as practicable thereafter, deliver to the Holder such number of shares of Common Stock as applicable based on the applicable Conversion Price.
5.3 Mechanics and Effect of Conversion. No fractional shares of the Maker Common Stock shall be issued upon conversion of this Note. In lieu of the Maker issuing any fractional shares to the Holder upon the conversion of this Note, the number of shares of

Maker Common Stock issued upon the conversion of this Note shall be rounded up to the nearest whole share.”
4. Section 13 is deleted in its entirety and in its stead the following is inserted:
“13. Notices. All notices, requests, consents and other communications under this Note shall be in writing and shall be deemed delivered (i) upon delivery when delivered personally, (ii) upon receipt if by facsimile transmission (with confirmation of receipt thereof), or (iii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:
If to the Maker:
Seanergy Maritime Holdings Corp.
c/o 1-3 Patriarchou Grigoriou Street
16674 Glyfada, Greece
Attention: Dale Ploughman
Facsimile: +30-210-9638450
If to Holder:
Name of Holder
c/o 11 Poseidonos Avenue
16777 Elliniko
Athens, Greece
Attention: Evan Breibart
Facsimile: +30-210-898-5430
With a copy (which shall not constitute notice) to:
Broad and Cassel
2 S. Biscayne Boulevard, Suite 2100
Miami, Florida 33131
Attention: A. Jeffry Robinson, Esq.
Facsimile: +1-305-373-9443
Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered, faxed, or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered.”
5. Section 19 of the Promissory Note is hereby deleted in its entirety.
6. The parties hereto acknowledge and confirm that other than as amended herein, the Promissory Note shall remain in full force and effect and shall continue to evidence, guarantee and support their respective obligations.

7. Maker’s Representations and Warranties: Maker hereby warrants and represents to each Holder as follows:
          (a) To the best of Maker’s knowledge and belief, after giving effect to this Amendment, no default has occurred under the Note nor has any event occurred or failed to occur which, with the passage of time or the giving of notice or both, would comprise such a default;
          (b) There are no offsets, counterclaims or defenses against the indebtedness evidenced by the Note, as modified hereby;
          (c) Maker has full power, authority and legal right to execute this Amendment and to keep and observe all of the terms of this Amendment to be observed or performed by Maker; and
          (d) There are no actions, suits or proceedings pending or, to the knowledge of Maker, threatened against or affecting Maker or involving the validity or enforceability of the Note, at law or in equity, and Maker is not operating under, or subject to, or in default of, or in violation with respect to, any order, writ, injunction, decree or demand of any court or any governmental authorities.
8. Holder’s Representations and Warranties: Each Holder has full power, authority and legal right to execute this Amendment and to keep and observe all of the terms of this Amendment to be observed or performed by such Holder.
9. This Amendment may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute on and the same instrument. All such counterparts may be delivered among the parties hereto be facsimile or other electronic transmission, which shall not affect the validity thereof.
10. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof). Any dispute regarding this Amendment shall be exclusively referred to arbitration in London and conducted in accordance with the Arbitration Act 1996 (England and Wales) or any statutory modification or re-enactment thereof, and the parties agree to submit to the personal and exclusive jurisdiction and venue of such arbitrators. Any and all disputes hereunder shall be referred by the parties hereto to three arbitrators, each party to appoint one arbitrator and the two so appointed shall appoint the third who shall and as chairman of such panel of arbitrators. Upon receipt by one party of the nomination in writing of such other party’s arbitrator, that party shall appoint its arbitrator within ten days, failing which the decision of the single arbitrator appointed shall apply. The two arbitrators so appointed shall appoint the third arbitrator within ten days, failing which the single arbitrator shall act as sole arbitrator and any decision of the sole arbitrator shall be binding on both parties. The arbitration shall be conducted in accordance with the terms of the London Maritime Arbitrators Association (“LMAA”) then in effect. The parties agree that any tribunal constituted under this Amendment shall have the power to order consolidation of proceedings or concurrent hearings in relation to any and all disputes arising out of or in connection with the Promissory Note, the Master Agreement or the other documents contemplated thereby, which involve common questions of fact or law, and to make any orders ancillary to the same, including, without limitation, any orders relating to the procedures to be followed by the parties in any such consolidated proceedings or concurrent hearings. Consolidated disputes are to be heard by a maximum of three arbitrators, each party to have the right to appoint one arbitrator. In case a dispute arises as to whether consolidation is appropriate (including without limitation conflicting orders of relevant tribunals) and/or as to the constitution of the tribunal for any such consolidated proceedings, each party shall have the right to apply to the President for the time being of the LMAA for final determination of the consolidation of the proceedings and/or constitution of such tribunal.
11. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Promissory Note.
     IN WITNESS WHEREOF, the Maker and the Holders have caused this Amendment to be executed as of the first date written above.

THE MAKER: SEANERGY MARITIME HOLDINGS CORP.
By:	/s/ Dale Ploughman
	Name:	Dale Ploughman
	Title:	Chief Executive Officer

THE HOLDERS: UNITED CAPITAL INVESTMENTS CORP.
By:	/s/ Evan Breibart
	Name:	Evan Breibart
	Title:	Attorney-in-Fact

ATRION SHIPHOLDING S.A.
By:	/s/ Evan Breibart
	Name:	Evan Breibart
	Title:	Attorney-in-Fact

PLAZA SHIPHOLDING CORP.
By:	/s/ Evan Breibart
	Name:	Evan Breibart
	Title:	Attorney-in-Fact

COMET SHIPHOLDING INC.
By:	/s/ Evan Breibart
	Name:	Evan Breibart
	Title:	Attorney-in-Fact